(14) Consent of Independent Registered Certified Public Accounting firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Representations and Warranties” (paragraphs 4.1(i) and 4.2(g)) of the Agreement and Plan of Reorganization (included in Exhibit A), “Financial Highlights,” and “Experts” in the Combined Information Statement of the Transamerica Morgan Stanley Growth Opportunities VP and Transamerica WMC Diversified Equity VP, and Prospectus of the Transamerica Morgan Stanley Mid-Cap Growth VP and Transamerica WMC Diversified Growth VP that forms part of the Registration on Form N-14 (the “N-14 Registration Statement”).

We also consent to the incorporation by reference, into such N-14 Registration Statement of our report, dated February 24, 2011, with respect to the financial statements and financial highlights of Transamerica AEGON High Yield Bond VP, Transamerica AllianceBernstein Dynamic Allocation VP, Transamerica Asset Allocation – Conservative VP, Transamerica Asset Allocation – Growth VP, Transamerica Asset Allocation – Moderate VP, Transamerica Asset Allocation – Moderate Growth VP, Transamerica Balanced VP, Transamerica BlackRock Global Allocation VP, Transamerica BlackRock Large Cap Value VP, Transamerica BlackRock Tactical Allocation VP, Transamerica Clarion Global Real Estate Securities VP, Transamerica Diversified Equity VP, Transamerica Efficient Markets VP, Transamerica Federated Market Opportunity VP, Transamerica Focus VP, Transamerica Foxhall Emerging Markets/Pacific Rim VP, Transamerica Foxhall Global Conservative VP, Transamerica Foxhall Global Growth VP, Transamerica Foxhall Global Hard Asset VP, Transamerica Growth Opportunities VP, Transamerica Hanlon Balanced VP, Transamerica Hanlon Growth VP, Transamerica Hanlon Growth and Income VP, Transamerica Hanlon Managed Income VP, Transamerica Index 35 VP, Transamerica Index 50 VP, Transamerica Index 75 VP, Transamerica Index 100 VP, Transamerica International Moderate Growth VP, Transamerica Jennison Growth VP, Transamerica JPMorgan Core Bond VP, Transamerica JPMorgan Enhanced Index VP, Transamerica JPMorgan Mid Cap Value VP, Transamerica MFS International Equity VP, Transamerica Money Market VP, Transamerica PIMCO Total Return VP, Transamerica ProFund UltraBear VP, Transamerica Small/Mid Cap Value VP, Transamerica T. Rowe Price Small Cap VP, Transamerica Third Avenue Value VP, Transamerica U.S. Government Securities VP, Transamerica WMC Diversified Growth VP, Transamerica WMC Diversified Growth II VP, Transamerica Morgan Stanley Active International Allocation VP, Transamerica Multi Managed Large Cap Core VP and Transamerica Morgan Stanley Mid-Cap Growth VP included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2010.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 22, 2011